UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 21, 2015, Basic Energy Services, Inc. (“Basic”) entered into an amendment (the “Amendment”) to its existing $300,000,000 revolving credit facility (as so amended, the “Modified Facility”) with a syndicate of lenders and Bank of America, N.A., as administrative agent for the lenders, that, among other things:

•	reduces the maximum aggregate commitments thereunder from $300,000,000 to $250,000,000;
•

permits credit extensions under the Modified Facility based on availability under a borrowing base comprised of eligible billed accounts receivable, eligible unbilled accounts receivable and eligible equipment of Basic.

•

provides for the replacement of the existing financial covenants with new financial covenants, which apply only if availability under the Modified Facility is less than the greater of (i) 25% of the aggregate commitments outstanding or (ii) $62,500,000. If that circumstance exists, Basic will be required to maintain (a) a consolidated senior secured leverage ratio not to exceed 2.50 to 1.00 and (b) a consolidated fixed charge coverage ratio not less than 1.00 to 1.00.

A copy of the Amendment is being filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Amendment is qualified in its entirety by the full text of such exhibit.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 21, 2015, among Basic as Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and an l/c issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: April 23, 2015	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 21, 2015, among Basic as Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and an l/c issuer.